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                                  Exhibit (23b)



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-23201) pertaining to the Unifi, Inc. 1982 Incentive Stock Option Plan and the 1987 Non-Qualified Stock Option Plan and the Registration Statement on Form S-8 (No. 33-53799) pertaining to the Unifi, Inc. 1992 Incentive Stock Option Plan and Unifi Spun Yarns, Inc. 1992 Employee Stock Option Plan, and the Registration Statement Form S-8 (No. 333-35001) pertaining to the Unifi, Inc. 1996 Incentive Stock Option Plan and the Unifi, Inc. 1996 Non-Qualified Stock Option Plan and the Registration Statement on Form S-8 (No. 333-43158) pertaining to the Unifi, Inc. 1999 Long-Term Incentive Plan of Unifi, Inc. of our report dated March 3, 2004 except as to Note 5 which is as of August 26, 2004, relating to the financial statements of Parkdale America, LLC, which appears in this Annual Report on Form 10-K.



/s/ PricewaterhouseCoopers LLP

Charlotte, North Carolina
September 16, 2004